Byrna Technologies Inc. 8-K

Exhibit 99.1

Byrna Technologies to Commence Trading on Nasdaq

ANDOVER, MA (May 4, 2021) — Byrna Technologies Inc. (OTCQB: BYRN) (CSE: BYRN) (“Byrna” or “the Company”) today announced that The Nasdaq Stock Market LLC has approved the listing of the Company’s common stock on the Nasdaq Capital Market (“Nasdaq”). The Company expects to begin trading on the Nasdaq on Wednesday May 5, 2021 under the symbol “BYRN.” The Company’s common stock will continue to trade on the OTCQB until market close on May 4, 2021, and will continue to trade on the Canadian Stock Exchange.

“The Nasdaq listing is an important milestone for Byrna and is a testament to Byrna’s growth and evolution as a publicly traded company over the last several years,” said Bryan Ganz, CEO of Byrna. “We are enthusiastic about this listing because we believe it will help elevate the Company’s public profile, expand our shareholder base, improve liquidity and enhance shareholder value.”

Mr. Ganz continued, “Our flagship product, the Byrna®HD has proven to be a game changer in the market for non-lethal personal security devices, and we expect the product innovations we have been developing to further solidify our position as a leader in this market. The Byrna HD is a product for the times, driven by the growing need for both civilians and law enforcement professionals to have a safe and effective alternative to lethal firearms to protect themselves, their families, and their communities. Our rapid sales growth over the past year reflects this need and our broad and expanding brand appeal with consumers. We believe we are well positioned for continued growth and that we have the human and financial resources in place necessary to support that growth.”

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative, non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here.The Company is the manufacturer of the Byrna® HD personal security device, a state of the art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products e-commerce store

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Forward Looking Information

This news release contains “forward-looking statements” within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “projects”, “intends”, “anticipates” and “believes” and statements that certain actions, events or results “may”, “could”, “would”, “should”, “might,” “occur” or “be achieved” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, expectations for elevation of the Company’s public profile, expansion of its shareholder base, improved liquidity and enhanced shareholder value, as well as statements regarding market leadership position and growth, listing on the Nasdaq, and ceasing to list on the OTCQB and the timing thereof and the Company’s continued listing on the CSE. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect anticipated events and outcomes and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, completion of administrative or regulatory steps and approvals in the time frame anticipated or at all, some of which are out of the Company’s control, future financial results or business-related matters or civil, political or market events which could affect the timing or completion of an uplist, other events that could negatively affect the Company’s business, financial results, or the market in its securities or the stock market generally, and therefore impact the market for the Company’s stock or future shareholder liquidity and value. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that all risks cannot be anticipated and any list of risks may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”), and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

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